As Filed With the Securities and Exchange Commission
on July 15, 2003

Registration No. 333-_________

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

COVENTRY HEALTH CARE, INC.

(Exact name of registrant as specified in its charter)

Delaware	52-2073000
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

6705 Rockledge Drive, Suite 900
Bethesda, Maryland	20817
(Address of Principal Executive Offices)	(Zip Code)

Coventry Health Care, Inc.
Amended and Restated 1998 Stock Incentive Plan
(Full title of the plan)

Dale B. Wolf
6705 Rockledge Drive, Suite 900
Bethesda, Maryland 20817
(Name and address of agent for service)

(301) 581- 0600
(Telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

		Proposed maximum	Proposed maximum
Title of securities	Amount to be	offering price per	aggregate offering	Amount of
to be registered	registered	share (2)	price	registration fee

Common Stock, $.01 par value (1)	2,000,000 shares	$50.09	$100,180,000	$8,104.56

(1)	Represents 2,000,000 shares reserved for issuance pursuant to future grants under the Company’s Amended and Restated 1998 Stock Incentive Plan.

(2)	The offering price is estimated solely for the purpose of determining the amount of the registration fee in accordance with Rule 457(c) under the Securities Act of 1933 and is based on the average of the high and low price per share of the Registrant’s Common Stock as reported on the New York Stock Exchange on July 9, 2003.

SIGNATURES
EXHIBIT INDEX
Ex-5 Opinion of Bass, Berry & Sims PLC
Ex-23.1 Consent of Ernst & Young, LLP

Registration of Additional Securities

     This Registration Statement is filed pursuant to General Instruction E of Form S-8 for the purpose of registering additional shares of common stock, $.01 par value, of Coventry Health Care, Inc., a Delaware corporation (the “Registrant”), for the Registrant’s Amended and Restated 1998 Stock Incentive Plan, as amended.

Incorporation by Reference of Earlier Registration Statements

     The Registration Statements on Form S-8 (Registration Nos. 333-50917 and 333-57976) previously filed by the Registrant with the Securities and Exchange Commission on April 24, 1998 and March 30, 2001, respectively, are hereby incorporated by reference herein.

Item 8. Exhibits

Exhibit Number	Description

5	Opinion of Bass, Berry & Sims PLC
23.1	Consent of Ernst & Young, LLP
23.2	Consent of Bass, Berry & Sims PLC (included in Exhibit 5)
24	Power of Attorney (included on page II-3)

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethesda, State of Maryland, on this 14th day of July, 2003.

COVENTRY HEALTH CARE, INC.

By:	/s/ Allen F. Wise Allen F. Wise President, Chief Executive Officer and Director

     KNOW ALL MEN BY THESE PRESENTS, each person whose signature appears below hereby constitutes and appoints Allen F. Wise and Dale B. Wolf, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Allen F. Wise Allen F. Wise	President, Chief Executive Officer and Director (Principal Executive Officer)	July 14, 2003

/s/ Dale B. Wolf Dale B. Wolf	Executive Vice President, Chief Financial Officer, Treasurer and Director (Principal Financial Officer)	July 14, 2003

/s/ John J. Ruhlmann John J. Ruhlmann	Vice President and Controller (Principal Accounting Officer)	July 14, 2003

Signature	Title	Date

/s/ John H. Austin, Jr., M.D. John H. Austin, Jr., M.D.	Chairman of the Board and Director	July 14, 2003

/s/ Emerson D. Farley, Jr. Emerson D. Farley, Jr.	Director	July 14, 2003

/s/ Lawrence N. Kugelman Lawrence N. Kugelman	Director	July 14, 2003

/s/ Joel Ackerman Joel Ackerman	Director	July 14, 2003

/s/ Timothy T. Weglicki Timothy T. Weglicki	Director	July 14, 2003

Robert W. Morey	Director	July , 2003

/s/ Rodman W. Moorhead, III Rodman W. Moorhead, III	Director	July 14, 2003

/s/ Elizabeth E. Tallett Elizabeth E. Tallett	Director	July 15, 2003

EXHIBIT INDEX

Exhibit Number	Description

5	Opinion of Bass, Berry & Sims PLC
23.1	Consent of Ernst & Young, LLP
23.2	Consent of Bass, Berry & Sims PLC (included in Exhibit 5)
24	Power of Attorney (included on page II-3)